                                                                   Exhibit 10.10

                                                STOCKHOLDERS' AGREEMENT dated as
                                          of May 12, 1997, among MOBIUS
                                          MANAGEMENT SYSTEMS, INC., a Delaware
                                          corporation (the "Corporation"), and
                                          the undersigned stockholders of the
                                          Corporation (collectively, the
                                          "Stockholders").


      The Corporation is a corporation duly organized and existing under the laws of the State of Delaware with an authorized capitalization of 400,000 shares of common stock, $.01 par value per share (the "Common Stock"), 50,000 shares of Class A non-voting common stock, $.01 par value per share (the "Class A Non-Voting Common Stock"), and 200,000 shares of Preferred Stock, $.01 par value per share (the "Preferred Stock"), of which 40,910 shares have been designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock"). It is deemed to be in the best interests of the Corporation and the Stockholders that provision be made for the continuity and stability of the business and policies of the Corporation and, to that end, the Corporation and the Stockholders hereby set forth their agreement with respect to the shares of Stock (as hereinafter defined) owned by the Stockholders.

      NOW, THEREFORE, in consideration of the premises and of the mutual consents and obligations hereinafter set forth, the parties hereto hereby agree as follows:

      SECTION 1. Definitions. As used herein, the following terms shall have the following respective meanings:

      "Affiliate", with respect to any Stockholder, shall mean any individual, partnership, corporation, group or trust that directly or indirectly controls, is controlled by or is under common control with such Stockholder, with "control" being the power to direct or cause the direction of management and policies, whether through ownership of voting securities, by contract or otherwise.

      "Designated Public Offering" shall mean a firm commitment underwritten public offering of shares of Common Stock of the Corporation under the Securities Act of 1933, as amended, which results in aggregate net cash proceeds of not less than $20,000,000 to the Corporation at an offering price per share of not less than $586.66 (as constituted on the date hereof).

      "Group" shall mean:

            (i) in the case of any Stockholder who is an individual, (A) such Stockholder, (B) the spouse and lineal descendants of such Stockholder,
      (C) a trust for the benefit
      of any of the foregoing and (D) a not-for-profit entity of the type described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, that is controlled by such Stockholder;

            (ii) in the case of any Stockholder that is a partnership, (A) such partnership and any of its limited or general partners, (B) any corporation or other business organization to which such partnership shall sell all or substantially all of its assets or with which it shall be merged and (C) any Affiliate of such partnership; and

            (iii) in the case of any Stockholder that is a corporation, (A) such corporation, (B) any corporation or other business organization to which such corporation shall sell or transfer all or substantially all of its assets or with which it shall be merged and (C) any Affiliate of such corporation;

it being understood that (x) Oak Investment Partners VI, Limited Partnership and Oak VI Affiliates Fund, Limited Partnership shall be deemed to be members of the same Group and (y) the Management Shareholders shall be deemed to be members of the same Group.

      "Investors" shall mean Oak Investment Partners VI, Limited Partnership and Oak VI Affiliates Fund, Limited Partnership (collectively, "Oak"), and NEA Ventures 1997, NEA President's Fund L.P., New Enterprise Associates VII, L.P., New Venture Partners III L.P. and Glynn Ventures III, L.P. (collectively, "NEA") and shall include any successor to, or permitted assignee of, any of the Investors who or which agree in writing to be treated as an Investor and to be bound by the terms and comply with the provisions hereof.

      "Management Stockholders" shall mean Mitchell Gross ("Gross") and Joseph
J. Albracht ("Albracht").

      "Non-Selling Stockholders" shall mean, in the case of Section 3 hereof, all Stockholders other than the Selling Group(s).

      "Proportionate Percentage" shall mean the pro rata percentage of Stock being offered by a Selling Group pursuant to Section 3 hereof that each of the Non-Selling Stockholders shall be entitled to purchase, as the case may be; such pro rata percentage, as to each such Non-Selling Stockholder, being equal to the percentage figure which expresses the ratio, based upon Common Stock equivalents, between the number of shares of Stock owned by such Non-Selling Stockholder and the aggregate number of shares of Stock owned by all Non-Selling Stockholders.


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      "Purchase Agreement" shall mean the Stock Purchase Agreement dated as of the date hereof, among the Corporation, the Management Stockholders and the Investors.

      "Sell", as to any Stock, shall mean to sell, or in any other way directly or indirectly transfer, assign, distribute, encumber or otherwise dispose of, either voluntarily or involuntarily.

      "Selling Group" shall mean a Stockholder or member of the Group of a Stockholder proposing to Sell its Stock, or who has delivered a notice of intention to Sell, pursuant to Section 3 hereof.

      "Stock" shall mean (i) the presently issued and outstanding shares of capital stock of the Corporation and any stock options or stock subscription warrants exercisable therefor (which options and warrants shall be deemed to be that number of outstanding shares of Stock for which they are exercisable), (ii) any additional shares of capital stock hereafter issued and outstanding and
(iii) any shares of capital stock of the Corporation into which such shares may be converted or for which they may be exchanged or exercised.

      "Stockholders" shall mean those persons identified on Schedule I attached hereto as the holders of Stock and shall include any other person who agrees in writing with the parties hereto to be bound by and to comply with all applicable provisions of this Agreement.

      SECTION 2. Limitations on Sales of Stock by Stockholders. (a) Anything contained in this Agreement to the contrary notwithstanding, for a period of one year from the date hereof, each Stockholder and each member of the Group of a Stockholder hereby agrees that she, he or it shall not Sell any Stock except with the consent of all Stockholders or by transfer to another member of the Group to which such Stockholder belongs or, in the case of the Management Stockholders, by transfer of not more than an aggregate of 15,000 shares of Common Stock (as constituted on the date hereof) at any time after the date hereof to a charitable remainder unitrust or similar entity established by either of the Management Stockholders or any member of their Group; provided that the recipient of such Stock shall agree in writing with the parties hereto to be bound by and to comply with all applicable provisions of this Agreement and to be deemed a Stockholder for all purposes of this Agreement.

      (b) Anything contained in this Agreement to the contrary notwithstanding, each Stockholder and each member of the Group of a Stockholder hereby agrees that she, he or it shall not at any time beginning with the first anniversary of the date


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hereof and for the remainder of the term of this Agreement Sell any Stock except:

            (i) by sale in accordance with Section 3 hereof; or

            (ii) by transfer to another member of the Group to which such Stockholder belongs; or

            (iii) in the case of the Management Stockholders, by transfer of not more than an aggregate of 15,000 shares of Common Stock (as constituted on the date hereof) at any time after the date hereof to a charitable remainder unitrust or similar entity established by either of the Management Stockholders or any member of their Group;

provided that, in either case, the recipient of such Stock shall agree in writing with the parties hereto to be bound by and to comply with all applicable provisions of this Agreement and to be deemed a Stockholder for all purposes of this Agreement.

      (c) Anything contained in this Agreement to the contrary notwithstanding, in no event shall any Stockholder Sell any Stock to any competitor of the Corporation without the express written consent of each of the Management Stockholders. The good faith determination of the Management Stockholders as to who is a competitor of the Corporation shall be final and binding on each of the Stockholders.

      SECTION 3. Procedures on Sale of Stock to Third Parties. Except as otherwise expressly provided herein, each Stockholder and each member of the Group of a Stockholder hereby agrees that she, he or it shall not Sell any Stock, except in accordance with the following procedures:

            (a) The Selling Group shall first deliver to the Corporation and the Non-Selling Stockholders a written notice (the "Section 3 Offer Notice"), which shall be irrevocable for a period of 75 days after delivery thereof, offering all or any part of the Stock owned by the Selling Group at the purchase price and on the terms specified therein, whereupon the Corporation shall have the right and option, for a period of 45 days after the delivery of the Section 3 Offer Notice (the "Section 3 Corporation Option Period"), to accept all or any part of the Stock so offered at the purchase price and on the terms specified therein, and the Non-Selling Stockholders shall have the right and option, for a period of 30 days after the expiration of the Section 3 Corporation Option Period (the "Section 3 Investor Option Period"), to accept all or part of their respective Proportionate Percentages of the shares of Stock so offered and not accepted by the Corporation at the purchase price


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      and on the terms specified therein, subject to Section 3(d) hereof, and to offer, in any written notice of acceptance, to purchase any of such Stock not accepted by the other Non-Selling Stockholders (in which case such Stock not accepted by the other Non-Selling Stockholders shall be deemed to have been offered to and accepted by the Non-Selling Stockholders which exercised the aforesaid option pro rata in accordance with their respective Proportionate Percentages (computed without including the Non-Selling Stockholders which have not accepted all of their Proportionate Percentages of the Stock not accepted by the Corporation). Such acceptance shall be made by delivering a written notice to the Selling Group within said period.

            (b) Sales of Stock under the terms of Section 3(a) above shall be made at the offices of the Corporation on a mutually satisfactory business day within 30 days after the expiration of the applicable period. Delivery of certificates or other instruments evidencing such Stock duly endorsed for transfer shall be made on such date against payment of the purchase price therefor.

            (c) If effective acceptance shall not be received pursuant to
      Section 3(a) above with respect to all Stock offered for sale pursuant to the Section 3 Offer Notice, then the Selling Group may Sell the remaining Stock not purchased by the Corporation and/or the Non-Selling Stockholders at a price not less than the price, and on terms not more favorable to the purchaser thereof than the terms, stated in the Section 3 Offer Notice at any time within 90 days after the expiration of the offer required by
      Section 3(a) above. In the event that the Stock is not sold by the Selling Group during such 90-day period, the right of the Selling Group to Sell such Stock shall expire and the obligations of this Section 3 shall be reinstated; provided, however, that in the event that the Selling Group determines, at any time during such 90-day period, that the sale of all or any part of the remaining Stock on the terms set forth in the Section 3 Offer Notice is impractical, the Selling Group can terminate the offer and reinstate the procedure provided in this Section 3 by delivering a new
      Section 3 Offer Notice without waiting for the expiration of such 90-day period.

            (d) The Selling Group may specify in the Section 3 Offer Notice that all Stock mentioned therein must be sold, in which case any acceptance received pursuant to Section 3(a) hereof shall be deemed conditioned upon
      (i) receipt of written notices of acceptance with respect to all Stock mentioned in such Section 3 Offer Notice and/or (ii) the sale of the remaining Stock, if any, pursuant to Section 3(c) above.


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            (e) Anything contained herein to the contrary notwithstanding, any purchaser of Stock pursuant to Section 3 who is not a Stockholder shall agree in writing in advance with the parties hereto to be bound by and comply with all applicable provisions of this Agreement and shall be deemed to be a Stockholder for all purposes of this Agreement.

      SECTION 4. Election of Directors. At each annual meeting of the stockholders of the Corporation, and at each special meeting of the stockholders of the Corporation called for the purpose of electing directors of the Corporation, and at any time at which stockholders of the Corporation shall have the right to, or shall, vote for or consent in writing to the election of directors of the Corporation, then, and in each such event, the Stockholders shall vote all shares of Stock owned by them for, or consent in writing with respect to such shares in favor of, the election of a Board of Directors consisting of up to seven persons, as follows:

            (i) a designee of Gross, for so long as he or his Group continues to own Stock, who shall initially be Gross;

            (ii) a designee of Albracht, for so long as he or his Group continues to own Stock, who shall initially be Albracht;

            (iii) a designee of the Management Stockholders, for as long as they continue to own Stock, who shall initially be Kenneth P. Kopelman;

            (iv) a designee of Oak, for so long as Oak continues to own Stock, who shall initially be Edward F. Glassmeyer;

            (v) a designee of NEA, for so long as NEA continues to own Stock, who shall initially be Peter J. Barris; and

            (vi) up to two independent directors who shall be acceptable to at least a majority of the other directors;

provided, however, that in the event that any of the above listed parties, together with their respective Groups, owns less than one-third of the Series A Preferred Stock (or shares of Common Stock issued upon conversion thereof) or Common Stock, as the case may be, owned by such party on the date hereof (subject to adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences), such party shall no longer be bound by the terms of this Section 4, nor shall such party be entitled pursuant to this Section 4 to designate for election a member of the Board of Directors.


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      SECTION 5. Corporate Matters. (a) The Stockholders agree that they shall refrain from taking or causing the Corporation to take, and the Corporation agrees that it shall not take, any of the following types of action without the prior written consent of each of the Management Stockholders:

            (i) issue or dispose of any capital stock or other security or create or assume any liability for borrowed money other than obligations to trade creditors incurred in the ordinary course of business;

            (ii) declare or pay any dividend or authorize or make any distribution on any stock of the Corporation now or hereafter outstanding, or apply any property or assets to the purchase, acquisition, redemption or other retirement of any shares of such stock, directly or indirectly;

            (iii) create, assume or suffer to exist any mortgage, pledge or other encumbrance upon any of its properties or assets now owned or hereafter acquired;

            (iv) assume, guaranty, endorse or otherwise become liable upon the obligation of any person, firm or corporation, except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

            (v) purchase or acquire, except in the ordinary course of business, any property or assets or obligations or stock of or interest in, make any capital contributions to, or otherwise invest directly or indirectly in, or make loans or advances to, any person, firm or corporation;

            (vi) make any change in the character of its business or undertake any new ventures or transactions or engage in any type of business not incidental and directly related to its present business;

            (vii) pay or incur any obligation for the payment of salaries, fees or other remuneration, or change the rate of compensation or other remuneration, or pay any debts claimed to be owing, directly or indirectly, to any Stockholder or director of officer of the Corporation;

            (viii) amend or change its certificate of incorporation or by-laws, dissolve or merge or consolidate with or into any other corporation;

            (ix) sell, lease, transfer or otherwise dispose of any of its assets or properties, except in the ordinary course of business;


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            (x) enter into any transaction, contract or commitment other than in the ordinary course of business; or

            (xi) convene a meeting of the Board of Directors of the Corporation without the presence of at least one of the Management Stockholders or their written consent to convene in their absence.

      (b) The Stockholders recognize that at some future time it may be desirable to vote or Sell their shares of Stock or otherwise act unanimously in order to effectuate (i) a sale of all of substantially all of the assets of the Corporation at an aggregate purchase price of not less than $100,000,000 during the period beginning with the date hereof until the first anniversary of the date hereof, $125,000,000 during the period beginning with the day after the first anniversary of the date hereof until the second anniversary of the date hereof and $150,000,000 during the period beginning with the day after the second anniversary of the date hereof; (ii) a merger or consolidation of the Corporation with or into another Corporation in which the Stockholders receive aggregate consideration having a value of not less than $100,000,000 during the period beginning with the date hereof until the first anniversary of the date hereof, $125,000,000 during the period beginning with the day after the first anniversary of the date hereof until the second anniversary of the date hereof and $150,000,000 during the period beginning with the day after the second anniversary of the date hereof; (iii) a Designated Public Offering; (iv) a private sale by the Stockholders of all or substantially all of the Stock at a price per share of Stock of not less than $586.66 during the period beginning with the date hereof until the first anniversary of the date hereof, $733.33 during the period beginning with the day after the first anniversary of the date hereof until the second anniversary of the date hereof and $879.99 during the period beginning with the day after the second anniversary of the date hereof. Accordingly, the Stockholders agree that, at any time on or prior to the fifth anniversary of the date hereof, they shall each vote or Sell their shares of Stock or otherwise act in conformity with any decision with respect to any such sale of assets, merger or consolidation, Designated Public Offering or private sale of Stock which is recommended and approved by the Management Stockholders and shall not exercise any statutory appraisal rights in connection with any such transaction.

      SECTION 6. Legend on Stock Certificates. Each certificate representing shares of Stock shall bear a legend containing the following words:

      "THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND/OR THE RIGHTS OF THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IN RESPECT OF THE ELECTION OF DIRECTORS ARE


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      SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS' AGREEMENT DATED AS
      OF MAY 12, 1997, AMONG MOBIUS MANAGEMENT SYSTEMS, INC. AND CERTAIN HOLDERS OF THE OUTSTANDING CAPITAL STOCK OF SUCH CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF MOBIUS MANAGEMENT SYSTEMS, INC.

      SECTION 7. Duration of Agreement. The rights and obligations of each Stockholder under this Agreement shall terminate as to such Stockholder upon the earlier to occur of (a) the transfer of all Stock owned by such Stockholder and
(b) the occurrence of a Designated Public Offering.

      SECTION 8. Severability; Governing Law. If any provisions of this Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed wholly therein and with respect to corporations organized thereunder.

      SECTION 9. Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns, legal representatives and heirs.

      SECTION 10. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by such party to the other parties:

      (i)   if to the Corporation or the Management Stockholders, to them at:

            Mobius Management Systems, Inc.
            One Ramada Plaza
            New Rochelle, New York  10801
            Attention:  President or such Management
                        Stockholder, as the case may be;


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            with a copy to:

            Kramer, Levin, Naftalis & Frankel
            919 Third Avenue
            New York, New York  10022
            Attention:  Kenneth P. Kopelman, Esq.; and

      (ii)  if to the Investors, to their respective addresses set forth on
            Schedule I hereto;

            with a copy to:

            O'Sullivan Graev & Karabell, LLP
            30 Rockefeller Plaza
            New York, New York  10112
            Attention:  Julie M. Allen, Esq.

All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (c) in the case of mailing, on the third business day after the posting thereof.

      SECTION 11. Modification. Except as otherwise provided herein, neither this Agreement nor any provisions hereof can be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom the enforcement of any modification, change, discharge or termination is sought or by the agreement of Stockholders holding at least 51% of the Stock then held by all Stockholders; provided, however, that no modification or amendment shall be effective to reduce the percentage of the shares of Stock the consent of the holders of which is required under this Section 10.

      SECTION 12. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

      SECTION 13. Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

      SECTION 14. Entire Agreement. This Agreement, the Purchase Agreement and the other writings referred to therein or delivered pursuant thereto contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings with respect thereto, including, without


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limitation, the Stockholders' Agreement dated August 14, 1981, as amended, among the Corporation's predecessor and the Management Stockholders.

      SECTION 15. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.


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      IN WITNESS WHEREOF, the parties hereto have executed this Stockholders'
Agreement as of the date first above written.

                                          MOBIUS MANAGEMENT SYSTEMS, INC.


                                          By:________________________________
                                             Name:
                                             Title:


                                          OAK INVESTMENT PARTNERS VI,
                                            LIMITED PARTNERSHIP


                                          By:________________________________
                                              OAK ASSOCIATES VI, L.L.C., AS
                                                GENERAL PARTNER


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

                                          By:________________________________
                                             A Managing Member


                                          OAK VI AFFILIATES FUND, LIMITED
                                            PARTNERSHIP


                                          By: OAK VI AFFILIATES, L.L.C.,
                                              ITS GENERAL PARTNER


                                          By:________________________________


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

                                             A Managing Member


                                          NEA VENTURES 1997


                                          By:________________________________
                                             Nancy Dorman
                                             Vice President

                                          NEA PRESIDENT'S FUND L.P.


                                          By New President's Partners L.P.


                                          By:________________________________
                                             Name:
                                             Title:


                                          NEW ENTERPRISE ASSOCIATES VII L.P.

                                          By New Enterprise Partners VII L.P.


                                          By:________________________________
                                             Name:
                                             Title:


                                          NEW VENTURE PARTNERS III L.P.


                                          By:________________________________
                                             General Partner


                                          GLYNN VENTURES III, L.P.


                                          By:________________________________
                                             General Partner


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

                                          ___________________________________
                                          Mitchell Gross


                                          ___________________________________
                                          Joseph J. Albracht


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                                                                      SCHEDULE I

                                  STOCKHOLDERS


Name and Address of Stockholder
-------------------------------

OAK INVESTMENT PARTNERS VI, LIMITED PARTNERSHIP
One Gorham Island
Westport, Connecticut  06880
Attention:  Edward F. Glassmeyer

OAK VI AFFILIATES FUND, LIMITED PARTNERSHIP
One Gorham Island
Westport, Connecticut  06880
Attention:  Edward F. Glassmeyer

NEA VENTURES 1997
1119 St. Paul Street
Baltimore, Maryland  21202
Attention:  Peter J. Barris

NEA PRESIDENT'S FUND L.P.
1119 St. Paul Street
Baltimore, Maryland  21202
Attention:  Peter J. Barris

NEW ENTERPRISE ASSOCIATES VII L.P.
1119 St. Paul Street
Baltimore, Maryland  21202
Attention:  Peter J. Barris

NEW VENTURE PARTNERS III L.P.
1119 St. Paul Street
Baltimore, Maryland  21202
Attention:  Howard D. Wolfe

GLYNN VENTURES III, L.P.
Building 4, Suite 235
3000 Sand Hill Road
Menlo Park, California  94025
Attention:  John W. Glynn, Jr.

Mitchell Gross
c/o Mobius Management Systems, Inc.
One Ramada Plaza
New Rochelle, New York  10801

Joseph J. Albracht
c/o Mobius Management Systems, Inc.
One Ramada Plaza
New Rochelle, New York  10801